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                                                                    EXHIBIT 99.1

                               PLAN OF ARRANGEMENT
                                UNDER SECTION 252
                      OF THE COMPANY ACT (BRITISH COLUMBIA)

                                    ARTICLE 1

                                 INTERPRETATION
                                 --------------

1.1 DEFINITIONS

        In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

        (a) "ACQUISITION AGREEMENT" means the agreement by and among Parent, BVI, the Company, CDN2 and Target, dated as of July 15, 1999, as the same may be amended and restated, providing for, among other things, the Arrangement;

        (b) "AFFILIATE" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls 10% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner or officer of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise;

        (c) "ARRANGEMENT" means the arrangement under section 252 of the BC Company Act on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made in accordance with section 6.1 or made at the direction of the Court in the Final Order;

        (d) "AUTOMATIC REDEMPTION DATE" means August 31, 2009 unless such date shall be accelerated at any time to a specified earlier date by the Board of Directors upon at least 75 days prior written notice to the registered holders of Exchangeable Shares, in which case the Automatic Redemption Date shall be such earlier date; provided, however, that the Board of Directors may so accelerate the Automatic Redemption Date only at such time as there are outstanding fewer than 100,000 Exchangeable Shares held by holders other than Parent and its Affiliates;


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        (e)     "AVERAGE CLOSING PRICE" means the average closing sales price of
                Class A Shares for the 30 trading days ending on the date three trading days prior to the Effective Date, as traded on the NASDAQ and reported by the Wall Street Journal or, if the Class
                A shares are not then quoted on NASDAQ, on such other stock exchange or automated quotation system on which the Class A Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose, provided, however, that if in the opinion of the Board of Directors:

                (i) the public distribution or trading activity of Class A Shares during such period does not create a market that reflects the fair market value of a Parent Common Share; or

                (ii) the number of Class A Shares that a holder of Parent Common Shares is entitled to receive on conversion of such Parent Common Shares is such that one Parent Common share is not equal in value to one Class A Share;

                then the Average Closing Price of a Parent Common Share shall be determined by the Board of Directors in good faith based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

        (f) "BC COMPANY ACT" means the Company Act (British Columbia), as amended from time to time;

        (g) "BOARD OF DIRECTORS" means the board of directors of the Company;

        (h) "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of Irvine, California and Vancouver, British Columbia;

        (i) "BVI" means Broadcom (BVI) Limited, a company existing pursuant to the laws of the British Virgin Islands.

        (j) "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

        (k)     "CAPITAL REORGANIZATION" has the meaning ascribed thereto in section 5.7;


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        (l)     "CDN2" means HH Acquisition ULC, a company existing under the
                Companies Act (Nova Scotia) or a Permitted Assign (as that term is defined in section 7.1).

        (m) "CDN2 CALL NOTICE" has the meaning ascribed thereto in subsection 5. 1 (b);

        (n)     "CLASS A SHARES" means the Class A common stock of Parent;

        (o) "COMPANY" means HH Acquisition Inc. a company existing under the BC Company Act;

        (p)     "COURT" means the Supreme Court of British Columbia;

        (q) "CURRENT MARKET PRICE" means, in respect of Parent Common Shares on any date, the Canadian Dollar Equivalent of the closing sale price of Class A Shares on such day (or, if no trades of Class A Shares occurred on such day, on the last trading day prior thereto on which such trades occurred) as traded on NASDAQ and reported by the Wall Street Journal, or, if the Class A Shares are not then quoted on NASDAQ, on such other stock exchange or automated quotation system on which the Class A Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose, provided, however, that if in the opinion of the Board of Directors:

                (i) the public distribution or trading activity of Class A Shares during such period does not create a market that reflects the fair market value of a Parent Common Share; or

                (ii) the number of Class A Shares that a holder of Parent Common Shares is entitled to receive on conversion of such Parent Common Shares is such that one Parent Common share is not equal in value to one Class A Share, then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors in good faith based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

        (r) "CURRENT PARENT COMMON SHARE EQUIVALENT" means, on any date, the equivalent as at such date of one Parent Common Share as at the Effective Date, expressed to four decimal places, determined by applying on a cumulative basis the following adjustments, to the extent applicable by reason of any transactions occurring in respect of Parent Common Shares between the Effective Date and such date, the Current Parent Common Share Equivalent as at the Effective Date being 1.0000:

                (i) if Parent shall (A) subdivide, redivide or change its then outstanding Parent Common Shares into a greater number of Parent Common Shares, unless the


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                        Company is permitted under applicable law without a vote
                        of its shareholders to make, and shall simultaneously make, the same or an economically equivalent change to the rights of the holders of Exchangeable Shares, (B) reduce, combine, consolidate or change its then outstanding Parent Common Shares into a lesser number of Parent Common Shares, unless the Company is permitted under applicable law without a vote of its shareholders to make, and shall simultaneously make, the same or an economically equivalent change to the rights of the holders of Exchangeable Shares, or (C) issue Parent Common Shares (or securities exchangeable or convertible into Parent Common Shares) to the holders of all or substantially all of its then outstanding Parent Common Shares by way of stock dividend or other distribution (other than to holders of Parent Common Shares who exercise an option to receive stock dividends in lieu of receiving cash dividends), unless the Company is permitted under applicable law without a vote of its shareholders to issue or distribute, and shall simultaneously issue and distribute, equivalent numbers of Parent Common Shares or other securities (adjusted if necessary in accordance with the Current Parent Common Share Equivalent), or the economic equivalent on a per share basis, to the holders of the Exchangeable Shares (any of such events being herein called a "Parent Common Share Reorganization"), the Current Parent Common Share Equivalent shall be adjusted effective immediately after the record date at which the holders of Parent Common Shares are determined for the purpose of the Parent Common Share Reorganization by multiplying the Current Parent Common Share Equivalent in effect on such record date by the quotient obtained when:

                                (I)     the number of Parent Common Shares
                                        outstanding after the completion of such Parent Common Share Reorganization (but before giving effect to the issue of any Parent Common Shares issued after such record date otherwise than as part of such Parent Common Share Reorganization) including, in the case where securities exchangeable or convertible into Parent Common Shares are distributed, the number of Parent Common Shares that would have been outstanding had such securities been exchanged for or converted into Parent Common Shares on such record date, is divided by

                                (II)    the number of Parent Common Shares
                                        outstanding on such record date before
                                        giving effect to the Parent Common Share
                                        Reorganization;

        (s) "DEPOSITARY AGENT" means U.S. Stock Transfer Corporation at its principal offices in Glendale, California;


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        (t)     "EFFECTIVE DATE" means the date the certified copy of the Final
                Order is accepted for filing by the Registrar to give effect to the Arrangement;

        (u)     "EFFECTIVE TIME" means 12:01 a.m. on the Effective Date;

        (v) "EXCHANGE RATIO" is 2,000,000 divided by the aggregate number of Target Common Shares outstanding immediately prior to the Effective Time (including (i) all Target Common Shares issued or issuable upon exercise, conversion or exchange of all unvested and vested Target Options which are not exercised, converted, exchanged or expired as of the Effective Time; and (ii) all options which Target has committed to grant but under which the conditions of grant are not fulfilled as of the Effective Date);

        (w) "EXCHANGEABLE SHARE PROVISIONS" means the special rights and restrictions attaching to the Exchangeable Shares, which are set forth in Appendix A hereto;

        (x) "EXCHANGEABLE SHARES" means the Exchangeable Non-Voting Shares of the Company having the special rights and restrictions set forth in the Exchangeable Share Provisions;

        (y) "FINAL ORDER" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Time;

        (z) "LETTER OF TRANSMITTAL" means collectively a letter of Transmittal and Election Form in the form accompanying the materials to be sent to the shareholders of Target in connection with the Meeting;

        (aa) "LIEN" means any lien, pledge, adverse claim, security interest, mortgage, claim, charge or encumbrance;

        (bb) "LIQUIDATION CALL PURCHASE PRICE" has the meaning ascribed thereto in subsection 5.2(a);

        (cc) "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in subsection 5.2(a);

        (dd)    "LIQUIDATION DATE" has the meaning ascribed thereto in section
                4.1 of the Exchangeable Share Provisions;

        (ee) "MEETING" means the Special Meeting of the shareholders of Target (including holders of Target Options who shall vote together with shareholders of Target as a single class) to be held to consider the Arrangement;

        (ff) "NASDAQ" means the distinct tier of the Nasdaq Stock Market referred to as the National Market;


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        (gg)    "PARENT" means Broadcom Corporation, a corporation existing under the laws of the State of California;

        (hh) "PARENT COMMON SHARE REORGANIZATION" has the meaning ascribed thereto in subsection 1.1(r);

        (ii) "PARENT COMMON SHARES" means the Class B common stock, par value US$0.0001 per share, of Parent;

        (jj) "PERSON" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority;

        (kk) "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in subsection 5.3(a);

        (ll) "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in subsection 5.3(a);

        (mm)    "REGISTRAR" means the Registrar appointed under the BC Company
                Act;

        (nn)    "RETRACTED SHARES" has the meaning ascribed thereto in section
                5.1 of the Exchangeable Share Provisions;

        (oo) "RETRACTION CALL PURCHASE PRICE" has the meaning ascribed thereto in subsection 5.1(a);

        (pp) "RETRACTION CALL RIGHT" has the meaning ascribed thereto in subsection 5.1(a);

        (qq)    "RETRACTION DATE" has the meaning ascribed thereto in section
                5.2 of the Exchangeable Share Provisions;

        (rr)    "RETRACTION REQUEST" has the meaning ascribed thereto in section
                5.1 of the Exchangeable Share Provisions;

        (ss) "REVISED EXERCISE PRICE" of a Target Option means the exercise price of such Target Option in effect immediately prior to the Effective Time divided by the Exchange Ratio;

        (tt) "TARGET" means HotHaus Technologies Inc., a corporation existing under the BC Company Act;

        (uu) "TARGET COMMON SHARES" means the common shares in the capital of Target, including all rights associated therewith;

        (vv) "TARGET OPTIONS" means options, whether vested or unvested, granted by Target


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                prior to the Effective Date to purchase Target Common Shares including the Target Warrants;

        (ww) "TARGET WARRANTS" means all of the unexpired warrants granted by Target to purchase Target Common Shares;

        (xx) "TAX ACT" means the Income Tax Act (Canada), as amended from time to time;

        (yy) "TRANSFER AGENT" means CIBC Mellon Trust Company or such other person as may from time to time be the Registrar and Transfer Agent for the Exchangeable Shares; and

        (zz) "VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement between the Company, Parent, BVI, CDN2 and US Trust Corporation, made as of the Effective Date.

1.2 SECTIONS AND HEADINGS

        The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an Appendix refers to the specified section of or Appendix to this Plan of Arrangement.

1.3 NUMBER, GENDER AND PERSONS

        In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4 WITHHOLDING TAX

        All amounts required to be paid, deposited or delivered under this Plan of Arrangement shall be paid, deposited or delivered after deduction of any amount required by applicable law to be deducted or withheld on account of tax and the deduction of such amounts and remittance to the applicable tax authorities shall, to the extent thereof, satisfy such requirement to pay, deposit or deliver hereunder.


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                                    ARTICLE 2

                                   ARRANGEMENT

2.1 ARRANGEMENT

        At the Effective Time on the Effective Date, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

        (a) The authorized share capital of the Company shall be amended to authorize up to 2,000,000 Exchangeable Shares; as a result of such amendment the Company shall have three classes of authorized share capital, namely, 10,000,000 Common Shares, 10,000,000 preferred shares and up to 2,000,000 Exchangeable Shares; the special rights and restrictions attaching to the Exchangeable Shares shall be as set out in Appendix A.

        (b) All of the outstanding Target Common Shares, except Target Common Shares held by holders who have exercised their rights of dissent in accordance with section 3.1 hereof and who are ultimately entitled to be paid fair value for such shares (hereinafter, "Dissenters") shall, without any action on the part of such holders be deemed to be transferred to the Company in exchange for that number of Exchangeable Shares (to be delivered to the affected holder pursuant to section 4.1 hereof), or Parent Common Shares (to be delivered to the affected holder of Target Common Shares pursuant to section 4.2 hereof), or a combination of the two, equal to the product of such number of Target Common Shares (other than shares held by Dissenters) being exchanged and the Exchange Ratio. Each such former holder of Target Common Shares shall receive the whole number of Exchangeable Shares or Parent Common Shares, or a combination of the two, resulting from the exchange of such holder's Target Common Shares for the consideration set out in the foregoing sentence. In lieu of fractional Exchangeable Shares or Parent Common Shares, or a combination of the two, each holder of a Target Common Share who otherwise would be entitled to receive a fraction of an Exchangeable Share or Parent Common Shares, or a combination of the two, on the exchange shall be paid an amount determined as set forth in section 4.4 hereof.

        (c) Upon the exchange referred to in subsection 2.1(b) above, each holder of exchanged Target Common Shares shall cease to be such a holder, shall have their name removed from the register of holders of Target Common Shares and shall become a holder of the number of fully paid Exchangeable Shares or Parent Common Shares, or a combination of the two, to which they are entitled as a result of such exchange and such holder's name shall be added to the register of holders of Exchangeable Shares or Parent Common Shares, or a combination of the two, accordingly.

        (d) The Company shall add to its stated capital account in respect of Exchangeable


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                Shares issued pursuant to subsection 2.1(b) an amount equal to the aggregate fair market value of the Target Common Shares exchanged for Exchangeable Shares pursuant to subsection 2.1(b) and immediately thereafter such paid-up capital shall be reduced to an amount equal to the paid-up capital, for purposes of the Income Tax Act (Canada), of the such Target Common Shares so exchanged all as determined by the Board of Directors of the Company.

        (e) Except for Target Options granted to holders who have exercised their rights of dissent in accordance with section 3.1 hereof and who are ultimately entitled to be paid fair value for the Target Common Shares subject to such Target Options, each outstanding Target Option shall be assumed by Parent, together with the Target Incentive Stock Option Plan, and converted into an option to purchase a number of Parent Common Shares equal to the product (rounded down to the nearest whole number) of the Exchange Ratio times the number of Target Common Shares subject to such Target Option and having an exercise price equal to the Revised Exercise Price (rounded up to the nearest cent) and having the same vesting, expiration and other terms as in effect immediately prior to the Effective Time.

        (f) For the purposes of indemnifying Parent, and its officers, directors, employees, agents, Affiliates and Associates with respect to any inaccuracies in Target's representations, warranties and covenants in the Acquisition Agreement, 10% of the Exchangeable Shares and Parent Common Shares issued pursuant to the Plan of Arrangement (the "Escrow Amount") will be deposited, without any act of any shareholder, with Depositary Agent for the Escrow Period as defined in the Acquisition Agreement. The portion of the Escrow Amount contributed on behalf of each shareholder of Exchangeable Shares or Parent Common Shares, or a combination of the two shall be in proportion to the aggregate number of Exchangeable Shares or Parent Common Shares, or the combination of the two, to which said holder would otherwise be entitled under the Plan of Arrangement. The provisions of section 7.2 of the Acquisition Agreement shall apply to the Escrow Amount.

2.2 ELECTIONS

        Each Person who, at or prior to 5:00 p.m. (Vancouver Time) on the Business Day immediately preceding the Meeting, is a holder of record of Target Common Shares, will be entitled, with respect to all or a portion of such shares, to make an election at or prior to 5:00 p.m. on the Business Day immediately preceding the Meeting to receive Exchangeable Shares or Parent Common Shares, or a combination thereof, in exchange for such holder's Target Common Shares, on the basis set forth herein and in accordance with such arrangements and procedures as will be agreed upon in good faith by Parent, Acquisition Sub and Target, including the form of the Letter of Transmittal containing the elections and the procedures governing transmittal. Any Target Common Shares for which an effective election has not been made (other than Dissenters) will be deemed to be transferred to the Company pursuant to Section 2.1(b) in exchange for Exchangeable Shares.


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2.3 SECTION 85 ELECTION

        If so requested by any holder of Target Common Shares who exchanges any of his Target Common Shares for Exchangeable Shares, the Company will jointly with that holder elect, in prescribed form and in accordance with subsection 85(6) of the Tax Act, pursuant to subsection 85(1) of the Tax Act at such amount as is stipulated by that holder.


                                    ARTICLE 3

                                RIGHTS OF DISSENT

3.1 RIGHTS OF DISSENT

        Holders of Target Common Shares or of Target Options may exercise rights of dissent with respect to such Target Common Shares or the Target Common Shares subject to such Target Options, as the case may be ("Dissenters' Shares"). In order to dissent with respect to Target Options, such Target Options shall be deemed to have been exercised for the purpose of exercising such dissent rights and the exercise price under each such Target Option shall be deemed to be satisfied by set-off against the fair value paid for the Dissenters' Shares subject thereto, provided that if the holder of any such Target Option is ultimately not entitled to be paid fair value for the Dissenters' Shares subject thereto, such Target Option shall be deemed not to have been exercised and shall become an option to purchase Parent Common Shares in accordance with subsection 2.1(e). All such rights of dissent shall be exercised pursuant to and in the manner set forth in section 207 of the BC Company Act as modified by the Interim Order (as defined in the Acquisition Agreement) and this section 3.1 (the "Dissent Procedures") in connection with the Arrangement and holders who duly exercise such rights of dissent and who:

        (a) are ultimately entitled to be paid fair value for their Dissenters' Shares shall be deemed to have transferred such Dissenters' Shares to Target for cancellation on the Effective Date but shall not be entitled to any other payment or consideration (including Exchangeable Shares and Parent Common Shares) that would be payable under this Arrangement had such holder not exercised such right of dissent, or

        (b) are ultimately not entitled, for any reason, to be paid fair value for their Dissenters' Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of Target Common Shares or Target Options, as the case may be, and shall receive Exchangeable Shares on the basis determined in accordance with subsection 2.1(b) or options on the basis provided in subsection 2.1(e), as the case may be.

In no case shall Target be required to recognize such holders as holders of Target Common Shares or Target Options, as the case may be, on and after the Effective Date, and the names of such holders of Target Common Shares or Target Options, as the case may be, shall be deleted from the


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register of holders of Target Common Shares and all records of Target Options maintained by the Company, respectively, on the Effective Date.


                                    ARTICLE 4

                       CERTIFICATES AND FRACTIONAL SHARES

4.1 ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES

        At or promptly after the Effective Time, the Company shall deposit with the Depositary, for the benefit of the holders of Target Common Shares who will receive Exchangeable Shares in connection with the Arrangement, certificates representing the Exchangeable Shares issued pursuant to subsection 2.1(c) in exchange for outstanding Target Common Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Target Common Shares that were exchanged for Exchangeable Shares under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the BC Company Act and the articles of Target and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares, which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.3 and any cash in lieu of fractional Exchangeable Shares, pursuant to section 4.4), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Target Common Shares which is not registered in the transfer records of Target, a certificate representing the proper number of Exchangeable Shares may be issued to a transferee if the certificate representing such Target Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.1, each certificate which immediately prior to the Effective Time represented one or more outstanding Target Common Shares that were exchanged for one or more Exchangeable Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (i) a certificate representing Exchangeable Shares, as contemplated by this section 4.1, (ii) a cash payment in lieu of any fractional Exchangeable Shares, as contemplated by section 4.4, and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares, as contemplated by section 4.3.

4.2 EXCHANGE OF CERTIFICATES FOR PARENT COMMON SHARES

        At or promptly after the Effective Time, CDN2 shall deposit with the Depositary, for the benefit of the holders of Target Common Shares who will receive Parent Common Shares in connection with the Arrangement, certificates representing the Parent Common Shares, issued pursuant to subsection 2.1(c) in exchange for outstanding Target Common Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time


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represented outstanding Target Common Shares that were exchanged for Parent
Common Shares together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the BC Company Act and the articles of Target and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Parent Common Shares, which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.3 and any cash in lieu of fractional Parent Common Shares, pursuant to section 4.4), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Target Common Shares which is not registered in the transfer records of Target, a certificate representing the proper number of Parent Common Shares may be issued to a transferee if the certificate representing such Target Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.2, each certificate which immediately prior to the Effective Time represented one or more outstanding Target Common Shares that were exchanged for one or more Parent Common Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (i) a certificate representing Parent Common Shares, as contemplated by this section 4.2, (ii) a cash payment in lieu of any fractional Parent Common Shares, as contemplated by section 4.4, and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Parent Common Shares, as contemplated by section 4.3.

4.3 DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES

        No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares or Parent Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which, immediately prior to the Effective Time, represented outstanding Target Common Shares that were exchanged pursuant to section 2.1(b), and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to section 4.4, unless and until such certificate shall be surrendered in accordance with section 4.1 or section 4.2. Subject to applicable law and to section 4.6, at the time of such surrender of any such certificate (or, in the case of clause (iii) below, at the appropriate payment date), there shall be paid to the record holder of the certificate representing whole Exchangeable Shares or Parent Common Shares, as the case may be, into which the shares represented by the surrendered certificate were exchanged, without interest, (i) the amount of any cash payable in lieu of a fractional Exchangeable Share or Parent Common Share to which such holder is entitled pursuant to section 4.4, (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Exchangeable Shares or Parent Common Shares, as the case may be, and
(iii) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchangeable Shares or Parent Common Shares, as the case may be.

4.4 NO FRACTIONAL SHARES

        No certificates or scrip representing fractional Exchangeable Shares or Parent Common Shares shall be issued upon the surrender for exchange of certificates pursuant to section 4.1 or section 4.2 and no dividend, stock split or other change in the capital structure of the Company shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to vote or to exercise any rights as a security holder of the Company. In lieu of any such fractional securities, each person entitled to a fractional interest in an Exchangeable Share or Parent Common Share will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the Canadian Dollar Equivalent as of the Effective Date of the product of (i) such fraction, multiplied by (ii) the Average Closing Price.

4.5 LOST CERTIFICATES

        If any certificate that immediately prior to the Effective Time represented outstanding Target Common Shares that were exchanged pursuant to section 2.1(b) has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Exchangeable Shares or Parent Common Shares (and any dividends or distributions with respect thereto and any cash pursuant to section 4.4) deliverable in respect thereof as determined in accordance with section 2.1(b). When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Exchangeable Shares or Parent Common Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Target or the Company, as the case may be, in such sum as Target or the Company may direct or otherwise indemnify Target or the Company in a manner satisfactory to the Company and Target against any claim that may be made against Target or the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

4.6 EXTINGUISHMENT OF RIGHTS

        Any certificate that immediately prior to the Effective Time represented outstanding Target Common Shares that were exchanged pursuant to section 2.1(b) and not deposited, with all other instruments required by section 4.1 or section 4.2, on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of Target. On such date, the Exchangeable Shares or Parent Common Shares to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to the Company together with all entitlements to dividends, distributions and interests thereon held for such former registered holder for no consideration.

                                    ARTICLE 5

              CERTAIN RIGHTS OF CDN2 TO ACQUIRE EXCHANGEABLE SHARES

5.1 CDN2 RETRACTION CALL RIGHT

        (a) CDN2 shall have the overriding right (the "Retraction Call Right"), notwithstanding the proposed redemption of Retracted Shares by the Company on a Retraction Date, to purchase from the holder of the Retracted Shares on the Retraction Date the Retracted Shares upon payment by CDN2 to the holder of an amount per share equal to (a) the Current Market Price multiplied by the Current Parent Common Share Equivalent, in each case determined on the Retraction Date, which shall be satisfied in full in respect of the Retracted Shares by causing to be delivered to such holder such whole number of Parent Common Shares as is equal to the product obtained by multiplying the number of Retracted Shares by the Current Parent Common Share Equivalent (together with an amount in lieu of any fractional Parent Common Share resulting from such calculation payable in accordance with section 5.5), plus (b) the aggregate of all dividends declared and unpaid on such Retracted Share (collectively the "Retraction Call Purchase Price"). In the event of the exercise of the Retraction Call Right by CDN2, the holder of the Retracted Shares shall be obligated to sell to CDN2, and CDN2 shall be obligated to purchase, the Retracted Shares on the Retraction Date upon payment by CDN2 to such holder of the Retraction Call Purchase Price for each Retracted Share.

        (b) In order to exercise the Retraction Call Right, CDN2 must notify the Transfer Agent in writing of its determination to do so (the "CDN2 Call Notice") prior to the expiry of the third Business Day after the receipt by the Transfer Agent of the Retraction Request. If CDN2 does not so notify the Transfer Agent, the Transfer Agent will notify the holder as soon as possible thereafter that CDN2 will not exercise the Retraction Call Right, in which case the holder may revoke his Retraction Request in accordance with the Exchangeable Share Provisions. If CDN2 delivers the CDN2 Call Notice before the end of such three Business Day period, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to CDN2 in accordance with the Retraction Call Right. In such event, the Company shall not redeem the Retracted Shares and CDN2 shall purchase from such holder and such holder shall sell to CDN2 on the Retraction Date the Retracted Shares for the Retraction Call Purchase Price for each Retracted Share.

        (c) For the purposes of completing a purchase of the Retracted Shares pursuant to the Retraction Call Right, CDN2 shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing the Parent Common Shares to be delivered to the holder of the Retracted Shares in payment of the total Retraction Call Purchase Price for the Retracted Shares (or the portion thereof payable in Parent Common Shares, as the case may be) and a cheque in the amount of the remaining portion, if any, of the total Retraction Call Purchase Price (or, if any part of the Retraction Call Purchase Price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property). Provided that such total Retraction Call Purchase Price has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as of the close of business on the Retraction Date and, for greater certainty, no redemption by the Company of such Retracted Shares shall take place on the Retraction Date. CDN2 shall cause the Transfer Agent to deliver to the holder of the Retracted Shares, at the address of such holder recorded in the securities register of the Company for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the office of the Transfer Agent to which the Retraction Request was delivered, in payment of such total Retraction Call Purchase Price, certificates representing the Parent Common Shares to be delivered in respect of such payment (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens) registered in the name of the holder or in such other name as the holder may request in payment of such and, if applicable, a cheque of CDN2 payable at par and in Canadian dollars at any branch of the bankers of CDN2 or the Company in Canada (or, if any part of the Retraction Call Purchase Price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property), and such delivery of such certificates and cheque (and property, if any) to the holder on behalf of CDN2 by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Call Purchase Price to the extent that the same is represented by such share certificates and cheque (and property, if any), unless such cheque is not paid on due presentation. On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the Retraction Call Purchase Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Call Purchase Price shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Call Purchase Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Call Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by CDN2 shall thereafter be considered and deemed for all purposes to be a holder of the Parent Common Shares delivered to such holder.

5.2 CDN2 LIQUIDATION CALL RIGHT

        (a) CDN2 shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Company, to purchase from all but not less than all of the holders (other than CDN2 and its Affiliates) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by CDN2 of an amount per share equal to (a) the Current Market Price multiplied by the Current Parent Common Share Equivalent, in each case determined on the last business day prior to the Liquidation Date, which shall be satisfied in full in respect of all of the Exchangeable Shares held by such holder by CDN2 causing to be delivered to such holder such whole number of Parent Common Shares as is equal to the product obtained by multiplying the number of such Exchangeable Shares by the Current Parent Common Share Equivalent (together with an amount in lieu of any fractional Parent Common Share resulting from such calculation payable in accordance with section 5.5), plus (b) the aggregate of all dividends declared and unpaid on such Exchangeable Share up to the Liquidation Date (collectively the "Liquidation Call Purchase Price"). In the event of the exercise of the Liquidation Call Right by CDN2, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to CDN2 on the Liquidation Date on payment by CDN2 to the holder of the Liquidation Call Purchase Price for each such share.

        (b) To exercise the Liquidation Call Right, CDN2 must notify the Transfer Agent and the Company of CDN2's intention to exercise such right at least 30 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Company and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Company. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not CDN2 has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by CDN2. If CDN2 exercises the Liquidation Call Right, on the Liquidation Date, CDN2 will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

        (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, CDN2 shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Parent Common Shares deliverable by CDN2 (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens) in payment of the total Liquidation Call Purchase Price (or the portion thereof payable in Parent Common Shares, as the case may be) and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price (or, if any part of the Liquidation Call Purchase Price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property). Provided that such total Liquidation Call Purchase Price has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by CDN2 upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to it. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BC Company Act and the articles of the Company and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of CDN2 shall deliver to such holder, certificates representing the Parent Common Shares to which the holder is entitled and a cheque or cheques of CDN2 payable at par and in Canadian dollars at any branch of the bankers of CDN2 or of the Company in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price (or, if any part of the Liquidation Call Purchase Price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property). If CDN2 does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by the Company in connection with the liquidation, dissolution or winding-up of the Company pursuant to sections 4.1 to 4.3 of the Exchangeable Share Provisions.

5.3 CDN2 REDEMPTION CALL RIGHT

        (a) CDN2 shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Company on the Automatic Redemption Date, to purchase from all but not less than all of the holders (other than Parent or its Affiliates) of Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by CDN2 to the holder of an amount per share equal to (a) the Current Market Price multiplied by the Current Parent Common Share Equivalent, in each case determined on the Automatic Redemption Date, which shall be satisfied in full in respect of all of the Exchangeable Shares held by such holder by causing to be delivered to such holder such number of Parent Common Shares as is equal to the product obtained by multiplying the number of such Exchangeable Shares by the Current Parent Common Share Equivalent (together with an amount in lieu of any fractional Parent Common Share resulting from such calculation payable in accordance with section 5.5), plus (b) the aggregate of all dividends declared and unpaid on such Exchangeable Shares (collectively the "Redemption Call Purchase Price"). In the event of the exercise of the Redemption Call Right by CDN2, each holder shall be obligated to sell to CDN2, and CDN2 shall be obligated to purchase, all the Exchangeable Shares held by the holder on the Automatic Redemption Date on payment by CDN2 to the holder of the Redemption Call Purchase Price for each such share.

        (b) To exercise the Redemption Call Right, CDN2 must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and the Company of CDN2's intention to exercise such right at least 75 days before the Automatic Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Parent has exercised the Redemption Call Right forthwith after the date by which the same may be exercised by CDN2. If CDN2 exercises the Redemption Call Right, on the Automatic Redemption Date CDN2 will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

        (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, CDN2 shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, certificates representing the aggregate number of Parent Common Shares deliverable by CDN2 (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens) in payment of the total Redemption Call Purchase Price (or the portion thereof payable in Parent Common Shares, as the case may be) and a cheque or cheques in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price (or, if any of the Redemption Call Purchase Price consists of dividends payable in property, such property or property the same as or economically equivalent to such property). Provided that such total Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by CDN2 upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BC Company Act and the articles of the Company and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of CDN2 shall deliver to such holder, certificates representing the Parent Common Shares to which the holder is entitled and a cheque or cheques of CDN2 payable at par and in Canadian dollars at any branch of the bankers of CDN2 or of the Company in Canada in payment of the remaining portion, if any, of the total Redemption Call Purchase Price (or, if part of the Redemption Call Purchase Price consists of dividends payable in property, such property or property the same as or economically equivalent to such property). If CDN2 does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the Company in connection with the redemption of the Exchangeable Shares pursuant to Article 6 of the Exchangeable Share Provisions.

5.4 FRACTIONAL PARENT COMMON SHARES

        No certificates or scrip representing fractional Parent Common Shares shall be delivered to holders of Exchangeable Shares pursuant to the provisions hereof. In lieu of any such fractional security, each person entitled to a fractional interest in a Parent Common Share will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the Canadian Dollar Equivalent as of the third Business Day prior to the relevant date of delivery of certificates representing Parent Common Shares (the "Fractional Share Calculation Date") of the product of (i) such fraction, multiplied by (ii) the closing sale price of Class A Shares as traded on NASDAQ and reported by the The Wall Street Journal on the Fractional Share Calculation Date, or, if the Class A Shares are not then quoted on NASDAQ, on such other stock exchange or automated quotation system on which the Class A Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose, provided, however, that if in the opinion of the Board of Directors:

        (a) the public distribution or trading activity of Class A Shares during such period does not create a market that reflects the fair market value of a Parent Common Share; or

        (b) the number of Class A Shares that a holder of Parent Common Shares is entitled to receive on conversion of such Parent Common Shares is such that one Parent Common Share is not equal in value to one Class A Share, then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors in good faith based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

5.5 ECONOMIC EQUIVALENCE

        The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require) economic equivalence for the purposes of any provision herein that requires such a determination and each such determination shall be conclusive and binding on Parent and the holders of Exchangeable Shares, where applicable.

5.6 CAPITAL REORGANIZATION OF PARENT

        If at any time there is a capital reorganization of Parent that is not provided for in subsection 1.1(r) or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of Parent with or into another entity (any such event being called a "Capital Reorganization"), any holder of Exchangeable Shares whose Exchangeable Shares have not been exchanged for Parent Common Shares in accordance with the provisions hereof prior to the record date for such Capital Reorganization shall be entitled to receive and shall accept, upon any such exchange occurring pursuant to the provisions hereof at any time after the record date for such Capital Reorganization, in lieu of the Parent Common Shares that he would otherwise have been entitled to receive pursuant to the provisions hereof, the number of shares or other securities of Parent or of the body corporate resulting, surviving or continuing from the Capital Reorganization, or other property, that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the record date, he had been the registered holder of the number of Parent Common Shares to which he was then entitled upon any exchange of his Exchangeable Shares into Parent Common Shares in accordance with the provisions hereof, subject to adjustment thereafter in the same manner, as nearly as may be possible, as is provided for in subsection 1.1(r); provided that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken so that each holder of Exchangeable Shares shall thereafter be entitled to receive, upon any exchange of his Exchangeable Shares pursuant to the provisions hereof, such number of shares or other securities of Parent or of the body corporate resulting, surviving or continuing from the Capital Reorganization, or other property.

5.7 OTHER CHANGE IN PARENT COMMON SHARES

        In the case of any reclassification of, or other change in, the outstanding Parent Common Shares other than a Parent Common Share Reorganization or a Capital Reorganization, such changes shall be made in the rights attaching to the Exchangeable Shares, without any action on the part of the Company or the holders of the Exchangeable Shares to the extent permitted by applicable law, effective immediately following the record date for such reclassification or other change, to the extent necessary to ensure that holders of Exchangeable Shares shall be entitled to receive, upon the occurrence at any time after such record date of any event whereby they would receive Parent Common Shares pursuant to the provisions hereof, such shares, securities or rights as they would have received if their Exchangeable Shares had been exchanged for Parent Common Shares pursuant to the provisions hereof immediately prior to such record date, subject to adjustment thereafter in the same manner, as nearly as may be possible, as is provided for in subsection 1.1(r).

                                    ARTICLE 6

                                    AMENDMENT

6.1 PLAN OF ARRANGEMENT AMENDMENT

        (a) By instrument in writing the Company and Target may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time provided that any such amendment, modification, or supplement must be (i) agreed to by Parent,
                (ii) filed with the Court and, if made following the Meeting, approved by the Court and (iii) communicated to holders of Target Common Shares and Target Options in the manner required by the Court (if so required).

        (b) Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meeting shall be effective only if (i) it is consented to by each of the Company, Target and Parent and (ii) it is consented to by the holders of the Target Common Shares and the holders of the Target Options in each case to the extent so required by the Court.

                                    ARTICLE 7

                                    GUARANTY

7.1 GUARANTY AND ASSIGNMENT

        BVI, or Parent in the event BVI fails to perform, shall unconditionally and irrevocably guarantee the full and punctual performance of all of the obligations of the Company and CDN2 under this Plan of Arrangement. CDN2 may assign all or a portion of its rights and obligations (including, without limitation, CDN2's obligations pursuant to section 4.2, the Retraction Call Right, the Liquidation Call Right and the Redemption Call Right) under this Plan of Arrangement to Parent or to BVI (collectively, the "Permitted Assigns" and either individually a "Permitted Assign") without the consent of the holders of Exchangeable Shares, provided that CDN2 shall not thereby be released from such obligations.

                        APPENDIX A TO PLAN OF ARRANGEMENT


                 PROVISIONS ATTACHING TO THE EXCHANGEABLE SHARES

        The Exchangeable Shares in the capital of the Company shall have the following special rights and restrictions.

                                    ARTICLE 1
                                 INTERPRETATION


1.1 For the purposes of these share provisions:

        (a) "AFFILIATE" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls 10% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner or officer of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

        (b) "AUTOMATIC REDEMPTION DATE" means August 31, 2009, unless such date shall be accelerated at any time to a specified earlier date by the Board of Directors upon at least 75 days prior written notice to the registered holders of Exchangeable Shares, in which case the Automatic Redemption Date shall be such earlier date; provided, however, that the Board of Directors may so accelerate the Automatic Redemption Date only at such time as there are outstanding fewer than 100,000 Exchangeable Shares held by holders other than Parent and its Affiliates.

        (c) "BOARD OF DIRECTORS" means the board of directors of the Company.

        (d) "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in one or both of Irvine, California and Vancouver, British Columbia.

        (e) "BVI" means Broadcom (BVI) Limited, a company existing pursuant to the laws of the British Virgin Islands.

        (f) "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate


                                     A-A-1
                on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

        (g)     "CAPITAL REORGANIZATION" has the meaning ascribed thereto in section 9.2 of these share provisions.

        (h) "BC COMPANY ACT" means the Company Act (British Columbia) as amended from time to time.

        (i) "CDN2" means HH Acquisition ULC, a company existing under the Companies Act (Nova Scotia) or a Permitted Assign (as that term is defined in section 7.1 of the Plan of Arrangement).

        (j) "CDN2 CALL NOTICE" has the meaning ascribed thereto in subsection 5.1(b) of the Plan of Arrangement.

        (k) "CLASS A SHARES" means the Class A shares of common stock of Parent.

        (l) "COMPANY" means HH Acquisition Inc., a company incorporated under the BC Company Act.

        (m) "CURRENT MARKET PRICE" means, in respect of Parent Common Shares on any date, the Canadian Dollar Equivalent of the closing sale price of Class A Shares on such day (or, if no trades of Class A Shares occurred on such day, on the last trading day prior thereto on which such trades occurred) as traded on NASDAQ and reported by The Wall Street Journal, or, if the Class A Shares are not then quoted on NASDAQ, on such other stock exchange or automated quotation system on which the Class A Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose, provided, however, that if in the opinion of the Board of Directors:

                (i) the public distribution or trading activity of Class A Shares during such period does not create a market that reflects the fair market value of a Parent Common Share; or

                (ii) the number of Class A Shares that a holder of Parent Common Shares is entitled to receive on conversion of such Parent Common Shares is such that one Parent Common share is not equal in value to one Class A Share.

                then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors in good faith based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.


                                     A-A-2

        (n) "CURRENT PARENT COMMON SHARE EQUIVALENT" means, on any date, the equivalent as at such date of one Parent Common Share as at the Effective Date, expressed to four decimal places, determined by applying on a cumulative basis the following adjustments, to the extent applicable by reason of any transactions occurring in respect of Parent Common Shares between the Effective Date and such date, the Current Parent Common Share Equivalent as at the Effective Date being 1.0000:

                (i) if Parent shall (A) subdivide, redivide or change its then outstanding Parent Common Shares into a greater number of Parent Common Shares, unless the Company is permitted under applicable law without a vote of its shareholders to make, and shall simultaneously make, the same or an economically equivalent change to the rights of the holders of Exchangeable Shares, (B) reduce, combine, consolidate or change its then outstanding Parent Common Shares into a lesser number of Parent Common Shares, unless the Company is permitted under applicable law without a vote of its shareholders to make, and shall simultaneously make, the same or an economically equivalent change to the rights of the holders of Exchangeable Shares, or (C) issue Parent Common Shares (or securities exchangeable or convertible into Parent Common Shares) to the holders of all or substantially all of its then outstanding Parent Common Shares by way of stock dividend or other distribution (other than to holders of Parent Common Shares who exercise an option to receive stock dividends in lieu of receiving cash dividends), unless the Company is permitted under applicable law without a vote of its shareholders to issue or distribute, and shall simultaneously issue and distribute, equivalent numbers of Parent Common Shares or other securities (adjusted if necessary in accordance with the Current Parent Common Share Equivalent), or the economic equivalent on a per share basis, to the holders of the Exchangeable Shares (any of such events being herein called a "Parent Common Share Reorganization"), the Current Parent Common Share Equivalent shall be adjusted effective immediately after the record date at which the holders of Parent Common Shares are determined for the purpose of the Parent Common Share Reorganization by multiplying the Current Parent Common Share Equivalent in effect on such record date by the quotient obtained when:

                        (I) the number of Parent Common Shares outstanding after the completion of such Parent Common Share Reorganization (but before giving effect to the issue of any Parent Common Shares issued after such record date otherwise than as part of such Parent Common Share Reorganization) including, in the case where securities exchangeable or convertible into Parent Common Shares are distributed, the number of Parent Common Shares that would have been outstanding had such securities been exchanged for or


                                     A-A-3
                                converted into Parent Common Shares on such record date, is divided by

                        (II) the number of Parent Common Shares outstanding on such record date before giving effect to the Parent Common Share Reorganization;

        (o) "EFFECTIVE DATE" has the meaning ascribed thereto in the Plan of Arrangement.

        (p) "EXCHANGEABLE SHARES" mean the Exchangeable Non-Voting Shares of the Company having the special rights and restrictions set forth herein.

        (q) "LIEN" has the meaning ascribed thereto in the Plan of Arrangement.

        (r)     "LIQUIDATION AMOUNT" has the meaning ascribed thereto in section
                4.1 of these share provisions.

        (s)     "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in section 5.2 of the Plan of Arrangement.

        (t)     "LIQUIDATION DATE" has the meaning ascribed thereto in section
                4.1 of these share provisions.

        (u) "NASDAQ" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq National Market.

        (v) "PARENT" means Broadcom Corporation a corporation organised and existing under the laws of the State of California, and any successor corporation.

        (w) "PARENT COMMON SHARE REORGANISATION" has the meaning ascribed thereto in subsection 1.1(n) of these share provisions.

        (x) "PARENT COMMON SHARES" mean the Class B shares of common stock of Parent, with a par value of U.S.$0.001 per share and having ten votes per share, and any other securities into which such shares may be changed.

        (y) "PARENT DIVIDEND DECLARATION DATE" means the date on which the Board of Directors of Parent declares any dividend on the Parent Common Shares.

        (z) "PARENT SUPPORT AGREEMENT" means the Parent Support Agreement among Parent BVI, CDN2 and the Company, made as of the Effective Date.

        (aa) "PERSON" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other


                                     A-A-4
                business organization, trust, union, association or Governmental or Regulatory Authority;

        (bb) "PLAN OF ARRANGEMENT" means the plan of arrangement relating to the arrangement of the Company under section 252 of the BC Company Act, to which plan these share provisions are attached.

        (cc)    "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in section 5.3 of the Plan of Arrangement.

        (dd)    "REDEMPTION PRICE" has the meaning ascribed thereto in section
                6.1 of these share provisions.

        (ee)    "RETRACTED SHARES" has the meaning ascribed thereto in section
                5.1 of these share provisions.

        (ff)    "RETRACTION CALL RIGHT" has the meaning ascribed thereto in section 5.1 of the Plan of Arrangement.

        (gg)    "RETRACTION DATE" has the meaning ascribed thereto in section
                5.2 of these share provisions.

        (hh)    "RETRACTION PRICE" has the meaning ascribed thereto in section
                5.1 of these share provisions.

        (ii)    "RETRACTION REQUEST" has the meaning ascribed thereto in section
                5.1 of these share provisions.

        (jj) "TAX ACT" means the Income Tax Act (Canada) as amended from time to time.

        (kk) "TRANSFER AGENT" means CIBC Mellon Trust Company or such other person as may from time to time be the registrar and transfer agent for the Exchangeable Shares.

        (ll) "TRUSTEE" means US Trust Corporation, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

        (mm) "VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement between the Company, Parent, BVI, CDN2 and the Trustee, made as of the Effective Date.

1.2 All amounts required to be paid, deposited or delivered hereunder shall be paid, deposited or delivered after deduction of any amount required by applicable law to be deducted or withheld on account of tax and the deduction of such amounts and remittance to the applicable


                                     A-A-5
tax authorities shall, to the extent thereof, satisfy such requirement to pay, deposit or deliver hereunder.


                                    ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall rank senior to the Common Shares and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.


                                    ARTICLE 3
                                    DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the Parent Common Shares, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent on the Parent Dividend Declaration Date of the cash dividend declared on such number of Parent Common Shares as is equal to the Current Parent Common Share Equivalent on the Parent Dividend Declaration Date or (b) in the case of a stock dividend declared on the Parent Common Shares to be paid in Parent Common Shares, in such whole number of Exchangeable Shares for the Exchangeable Shares held by each holder as is equal to the number of Parent Common Shares to be paid as a dividend per Parent Common Share (if such calculation results in a fraction of an Exchangeable Share, the holder shall receive in lieu of such fraction an amount in cash equal to the product obtained by multiplying the amount that would be payable in respect of an equal fraction of a Parent Common Share as at the Parent Dividend Declaration Date, calculated in accordance with section 9.4, by the Current Parent Common Share Equivalent as at such date) or (c) in the case of a dividend declared on the Parent Common Shares to be paid in property other than cash or Parent Common Shares (including without limitation other securities of Parent), in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (as determined by the Board of Directors in accordance with section 9.1) to the type and amount of property to be paid as a dividend on such number of Parent Common Shares as is equal to the Current Parent Common Share Equivalent on the Parent Dividend Declaration Date. Such dividends shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends, or out of authorized but unissued Exchangeable Shares.

3.2 Cheques of the Company payable at par at any branch of the bankers of the Company shall be issued in respect of any cash dividends contemplated by subsection 3.1(a) hereof or in respect of any cash amount payable in lieu of a fractional Exchangeable Share in connection with any stock dividends contemplated by subsection 3.1(b) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby


                                     A-A-6
unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by subsection 3. 1
(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by subsection 3.1(c) hereof shall be issued, distributed or transferred by the Company in such manner as it shall determine and the issuance, distribution or transfer thereof by the Company to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend that is represented by a cheque that has not been duly presented to the Company's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Parent Common Shares.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 So long as any of the Exchangeable Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in section 8.2 of these share provisions:

        (a) pay any dividends on the Common Shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

        (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

        (c) redeem or purchase any other shares of the Company ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

        (d) issue any Exchangeable Shares other than (i) by way of stock dividends to the holders of such Exchangeable Shares, (ii) otherwise pro rata to holders of Exchangeable Shares, (iii) as contemplated by the Parent Support Agreement or (iv) pursuant to any agreements or rights in existence at the Effective Date; or

        (e) issue any other shares of the Company ranking equally with or senior to the Exchangeable Shares;


                                     A-A-7
provided that the restrictions in subsections 3.5(a), 3.5(b) and 3.5(c) shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared to date on the Parent Common Shares shall have been declared on the Exchangeable Shares and paid in full.


                                    ARTICLE 4
                           DISTRIBUTION ON LIQUIDATION

4.1 In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Company in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Company among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to (a) the Current Market Price multiplied by the Current Parent Common Share Equivalent, in each case determined on the last Business Day prior to the Liquidation Date, which shall be satisfied in full in respect of all of the Exchangeable Shares held by such holder by the Company causing to be delivered to such holder such whole number of Parent Common Shares as is equal to the product obtained by multiplying the number of such Exchangeable Shares by the Current Parent Common Share Equivalent (together with an amount in lieu of any fractional Parent Common Share resulting from such calculation payable in accordance with section 9.4), plus (b) the aggregate of all declared and unpaid dividends on each such Exchangeable Share up to the Liquidation Date (collectively the "Liquidation Amount").

4.2 On or promptly after the Liquidation Date, and subject to the exercise by CDN2 of the Liquidation Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BC Company Act and the articles of the Company and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, on behalf of the Company of certificates representing the Parent Common Shares to be delivered in payment thereof (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens) and a cheque of the Company payable at par at any branch of the bankers of the Company in respect of any fractional Parent Common Share and all declared and unpaid dividends comprising part of the total Liquidation Amount (or, if any of such dividends were payable in property, such property or property that is the same as or economically equivalent to such property).


                                     A-A-8

On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive the total Liquidation Amount in respect of their Exchangeable Shares, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Company shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving the total Liquidation Amount (without interest) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Parent Common Shares delivered to them.

4.3 After the Company has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to section 4.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Company.


                                    ARTICLE 5
                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

5.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by CDN2 of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 5, to require the Company to redeem any or all of the Exchangeable Shares registered in the name of such holder (the "Retracted Shares") for an amount for each Retracted Share equal to (a) the Current Market Price multiplied by the Current Parent Common Share Equivalent, in each case determined on the last Business Day prior to the Retraction Date, which shall be satisfied in full in respect of the Retracted Shares by the Company causing to be delivered to such holder such whole number of Parent Common Shares as is equal to the product obtained by multiplying the number of Retracted Shares by the Current Parent Common Share Equivalent (together with an amount in lieu of any fractional Parent Common Share resulting from such calculation payable in accordance with section 9.4), plus (b) the aggregate of all dividends declared and unpaid on each Retracted Share up to the Retraction Date (collectively the "Retraction Price", provided that if the record date for any such declared and unpaid dividend occurs on or after the Retraction Date the Retraction Price shall not include such declared and unpaid dividends). To effect such redemption, the holder shall present and surrender at any office of the Transfer Agent listed on Schedule A hereto the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Company redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BC Company Act and the articles of the Company and such additional documents and instruments as the Transfer Agent may reasonably require, and together


                                     A-A-9
with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Transfer
Agent:

        (a) specifying that the holder desires to have the Retracted Shares represented by such certificate or certificates redeemed by the Company; and

        (b) acknowledging the Retraction Call Right of CDN2 to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to CDN2 in accordance with the Retraction Call Right.

5.2 Subject to the exercise by CDN2 of the Retraction Call Right, upon receipt by the Transfer Agent in the manner specified in section 5.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Company redeem, together with such other documents and instruments as may be required pursuant to section 5.1 and a Retraction Request, and provided that the Retraction Request is not revoked by the holders in the manner specified in Section 5.7, the Company shall redeem the Retracted Shares effective at the close of business on the sixth Business Day after the Retraction Request is received (the "Retraction Date") and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Exchangeable Shares represented by any certificate are redeemed (or purchased by Parent pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company.

5.3 Upon receipt by the Transfer Agent of a Retraction Request, the Transfer Agent shall forthwith notify Parent and CDN2 thereof. In order to exercise the Retraction Call Right, CDN2 must deliver a CDN2 Call Notice to the Transfer Agent prior to the expiry of the third Business Day after the receipt by the Transfer Agent of the Retraction Request. If CDN2 does not so notify the Transfer Agent, the Transfer Agent will notify the holder as soon as possible thereafter that CDN2 will not exercise the Retraction Call Right. If CDN2 delivers the CDN2 Call Notice before the end of such three Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 5.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to CDN2 in accordance with the Retraction Call Right. In such event, the Company shall not redeem the Retracted Shares and CDN2 shall purchase from such holder and such holder shall sell to CDN2 on the Retraction Date the Retracted Shares pursuant to the Retraction Call Right.

5.4 If a Retraction Request is received by the Transfer Agent pursuant to section 5.1 and CDN2 has not exercised the Retraction Call Right, and provided the Retraction Request is not revoked by the holder in the manner specified in section 5.7, the Company shall cause the Transfer Agent to deliver to the holder of the Retracted Shares, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the office of the Transfer Agent to which the Retraction Request was delivered, certificates representing the Parent Common


                                     A-A-10

Shares to be delivered to the holder in payment of the total Retraction Price for the Retracted Shares (or the portion thereof payable in Parent Common Shares, as the case may be) (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens) registered in the name of the holder or in such other name as the holder may request and a cheque of the Company payable at par at any branch of the bankers of the Company in payment of the remaining portion, if any, of the total Retraction Price (or, if any part of the Retraction Price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property), and such delivery of such certificates and cheque (and property, if any) on behalf of the Company, by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price, to the extent that the same is represented by such share certificates and cheque (and property, if any), unless such cheque is not paid on due presentation.

5.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Company shall thereafter be considered and deemed for all purposes to be a holder of the Parent Common Shares delivered to it.

5.6 Notwithstanding any other provision of this Article 5, the Company shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Company believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that CDN2 shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Company shall be obligated to redeem Retracted Shares specified by a holder in a Retraction Request only to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions on a pro rata basis and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Company and the Company shall issue to each holder of Retracted Shares a new certificate, at the expense of the Company, representing the Retracted Shares not redeemed by the Company pursuant to section 5.2 hereof. The holder of any such Retracted Shares not redeemed by the Company pursuant to section 5.2 of these share provisions as a result of solvency requirements of applicable law shall be deemed by giving the Retraction Request to require Parent to purchase such Retracted Shares from such holder pursuant to the Exchange Right (as defined in the Voting and Exchange Trust Agreement).

5.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Company and to the Transfer Agent before the close of business on the Business Day immediately


                                     A-A-11
preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Parent shall be deemed to have been revoked.


                                    ARTICLE 6
                        REDEMPTION OF EXCHANGEABLE SHARES

6.1 Subject to applicable law, and if CDN2 does not exercise the Redemption Call Right, the Company shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount per share equal to (a) the Current Market Price multiplied by the Current Parent Common Share Equivalent, in each case determined on the last business day prior to the Automatic Redemption Date, which shall be satisfied in full in respect of all of the Exchangeable Shares held by each holder of Exchangeable Shares by the Company causing to be delivered to such holder such whole number of Parent Common Shares as is equal to the product obtained by multiplying the number of such Exchangeable Shares by the Current Parent Common Share Equivalent (together with an amount in lieu of any fractional Parent Common Share resulting from such calculation payable in accordance with section 9.4), plus (b) the aggregate of all declared and unpaid dividends thereon up to the Automatic Redemption Date (collectively the "Redemption Price").

6.2 In any case of a redemption of Exchangeable Shares under this Article 6, the Company shall, at least 75 days before the Automatic Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Company or the purchase by CDN2 under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right.

6.3 On or after the Automatic Redemption Date and subject to the exercise by CDN2 of the Redemption Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares the Redemption Price for each such Exchangeable Share upon presentation and surrender at any office of the Transfer Agent of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the BC Company Act and the articles of the Company and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Company or by holding for pick up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in such notice, on behalf of the Company of certificates representing the Parent Common Shares to be delivered to the holder in payment of the Redemption Price (or the portion thereof payable in Parent Common Shares, as the case may be) (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens) and a cheque of the Company payable at par at any branch of the bankers of the Company in respect of any fractional Parent Common Share and all declared and unpaid dividends comprising part of the total Redemption Price (or, if any of such dividends are payable in property, such property or property of the economic equivalent thereof). On and after the Automatic


                                     A-A-12

Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive the total Redemption Price for their Exchangeable Shares, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Company shall have the right at any time to deposit or cause to be deposited the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Shares delivered to them.


                                    ARTICLE 7
                                  VOTING RIGHTS

7.1 Except as required by applicable law and the provisions of sections 3.5, 8.1 and 10.2, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the members of the Company or to vote at any such meeting.


                                    ARTICLE 8
                             AMENDMENT AND APPROVAL

8.1 The special rights and restrictions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

8.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy. If at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present


                                     A-A-13
or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.


                                    ARTICLE 9
                ECONOMIC EQUIVALENCE, CHANGES RELATING TO PARENT

9.1 The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require) economic equivalence for the purposes of any provision herein that requires such a determination and each such determination shall be conclusive and binding on Parent, where applicable.

9.2 If at any time there is a capital reorganization of Parent that is not provided for in subsection 1.1(n) or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of Parent with or into another entity (any such event being called a "Capital Reorganization"), any holder of Exchangeable Shares whose Exchangeable Shares have not been exchanged for Parent Common Shares in accordance with the provisions hereof prior to the record date for such Capital Reorganization shall be entitled to receive and shall accept, upon any such exchange occurring pursuant to the provisions hereof at any time after the record date for such Capital Reorganization, in lieu of the Parent Common Shares that he would otherwise have been entitled to receive pursuant to the provisions hereof, the number of shares or other securities of Parent or of the body corporate resulting, surviving or continuing from the Capital Reorganization, or other property, that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the record date, he had been the registered holder of the number of Parent Common Shares to which he was then entitled upon any exchange of his Exchangeable Shares into Parent Common Shares in accordance with the provisions hereof, subject to adjustment thereafter in the same manner, as nearly as may be possible, as is provided for in subsection 1.1(n); provided that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken so that each holder of Exchangeable Shares shall thereafter be entitled to receive, upon any exchange of his Exchangeable Shares pursuant to the provisions hereof, such number of shares or other securities of Parent or of the body corporate resulting, surviving or continuing from the Capital Reorganization, or other property.

9.3 In the case of any reclassification of, or other change in, the outstanding Parent Common Shares other than a Parent Common Share Reorganization or a Capital Reorganization, such changes shall be made in the rights attaching to the Exchangeable Shares, without any action on the part of the Company or the holders of the Exchangeable Shares to the extent permitted by applicable law, effective immediately following the record date for such reclassification or other change, to the extent necessary to ensure that holders of Exchangeable Shares shall be entitled to receive, upon the occurrence at any time after such record date of any event whereby they would receive Parent Common Shares pursuant to the provisions hereof, such shares, securities or rights as they would have received if their Exchangeable Shares had been exchanged for Parent Common Shares pursuant to the provisions hereof immediately prior to such record date, subject to


                                     A-A-14
adjustment thereafter in the same manner, as nearly as may be possible, as is provided for in subsection 1.1(n).

9.4 If and whenever at any time up to and including the Liquidation Date:

        (a) shares or securities of Parent of any class other than Parent Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Parent Common Shares);

        (b) rights, options or warrants, other than those referred to in subsection 1.1(n);

        (c)     evidences of indebtedness of Parent; or

        (d)     assets of Parent;

are issued or distributed to the holders of all or substantially all of the then outstanding Parent Common Shares, the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets shall be issued or distributed simultaneously to holders of the Exchangeable Shares whose Exchangeable shares have not been exchanged for Parent Common Shares in accordance with the provisions hereof prior to the record date for such issuance or distribution.

9.5 No certificates or scrip representing fractional Parent Common Shares shall be delivered to holders of Exchangeable Shares pursuant to the provisions hereof. In lieu of any such fractional security, each person entitled to a fractional interest in a Parent Common Share will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the Canadian Dollar Equivalent as of the fourth Business Day prior to the relevant date of delivery of certificates representing Parent Common Shares (the "Fractional Share Calculation Date") of the product of (i) such fraction, multiplied by (ii) the closing sale price of Parent Common Shares as reported on NASDAQ on the Fractional Share Calculation Date.


                                   ARTICLE 10
              ACTIONS BY THE COMPANY UNDER PARENT SUPPORT AGREEMENT

10.1 The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Parent with all provisions of the Parent Support Agreement and the Voting and Exchange Trust Agreement applicable to the Company and Parent, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company and the holders of Exchangeable Shares all rights and benefits in favour of the Company under or pursuant to such agreements.

10.2 The Company shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Parent Support Agreement and the Voting and Exchange Trust Agreement without the approval of the holders of the Exchangeable


                                     A-A-15

Shares given in accordance with section 8.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

        (a) adding to the covenants of the other party or parties to such agreement for the protection of the Company or the holders of Exchangeable Shares; or

        (b) making such provisions or modifications not inconsistent with such agreements as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

        (c) making such changes in or corrections to such agreements which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.


                                   ARTICLE 11
                                     LEGEND

11.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Parent Support Agreement, the provisions of the Plan of Arrangement relating to the Retraction Call Right, the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).


                                   ARTICLE 12
                                     NOTICES

12.1 Any notice, request or other communication to be given to the Company by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Company and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.

12.2 Any presentation and surrender by a holder of Exchangeable Shares to the Company or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding up of the Company or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Company or to such office of the Transfer Agent as may be specified by the Company, in each case addressed to the attention of the President of the Company. Any such


                                     A-A-16
presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

12.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Company or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Company pursuant thereto.


                                   ARTICLE 13
                                   TAX MATTERS

13.1 While any Exchangeable Share is outstanding, the Company will at no time be a specified financial institution (as that term is defined in subsection 248(1) of the Tax Act) or a specified person (as that term is defined in paragraph 112(2.2)(g) of the Tax Act) in relation to any such institution.


                                     A-A-17

                                   SCHEDULE A

                              NOTICE OF RETRACTION

To: HH Acquisition Inc. (the "Company") and HH Acquisition ULC ("CDN2") and Broadcom Corporation ("Parent")

        This notice is given pursuant to Article 5 of the provisions (the "Share Provisions") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

        The undersigned hereby notifies the Company that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Company redeem in accordance with Article 5 of the Share Provisions:

[ ]      all share(s) represented by this certificate; or

[ ]      _____________________________ share(s) only.


        The undersigned acknowledges the Retraction Call Right of CDN2 (or a Permitted Assign) to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer (subject as hereinafter provided) by the undersigned to sell the Retracted Shares to CDN2 (or a Permitted Assign) in accordance with the Retraction Call Right on the Retraction Date for the Retraction Call Purchase Price and on the other terms and conditions set out in section 5.1 of the Plan of Arrangement. If CDN2 (or a Permitted Assign) determines not to exercise the Retraction Call Right, the Transfer Agent will notify the undersigned of such fact as soon as possible. This notice of retraction, and the offer to sell the Retracted Shares to CDN2 (or a Permitted Assign), may be withdrawn and revoked by the undersigned only by notice in writing given to CDN2 (or a Permitted Assign), the Company and to the Transfer Agent at any time before the close of business on the business day immediately preceding the Retraction Date.

        The undersigned acknowledges that if, as a result of solvency provisions of applicable law or otherwise, the Company fails to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Parent to purchase the unredeemed Retracted Shares.

        The undersigned hereby represents and warrants to the Company, CDN2 (and the Permitted Assigns):

        (i) that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Company or CDN2 (or a Permitted Assign), as the case may be, free and clear of all Liens; AND


                                     A-A-18

        (ii)    either

                [ ] the undersigned is a resident of Canada for purposes of the Income Tax Act (Canada); OR

                [ ] the undersigned is not a resident of Canada for purposes of the Income Tax Act (Canada).


The undersigned hereby acknowledges that, if the undersigned is not a resident of Canada, and has not submitted with this notice a certificate issued by Revenue Canada under section 116 of the Income Tax Act (Canada) in respect of the Retracted Shares, the amount of any securities or cash resulting from the retraction or the purchase of the Retracted Shares will be reduced by the amount of withholdings required under the Income Tax Act (Canada).


---------------   -----------------------------    -----------------------------
(Date)              (Signature of Shareholder)       (Guarantee of Signature)



[ ] Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of CIBC Mellon Trust Company (the "Transfer Agent") at 1177 West Hastings Street, Vancouver, B.C. V6E 2K3 failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.


NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent at its principal transfer office in Vancouver. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Company and the securities and cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.


                                     A-A-19

--------------------------------------   ---------------------------------------
Name of Person in Whose Name             Date
Securities or Cheque(s) Are To
Be Registered, Issued or
Delivered (please print)


--------------------------------------   ---------------------------------------
Street Address or P.O. Box               Signature of Shareholder


--------------------------------------   ---------------------------------------
City-Province                            Signature of Shareholder

NOTE: If the notice of retraction is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Company will be issued and registered in the name of the shareholder as it appears on the register of the Company, unless the Share Transfer Power on the share certificate is duly completed in respect of such shares.


                                     A-A-20